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                                                                EXHIBIT 23.1

                               AUDITORS' CONSENT

We have issued our report dated April 26, 1995 accompanying the financial statements of Rocky Mountain Chocolate Factory, Inc. appearing in the 1995 Annual Report on Form 10-K, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts".




/s/ GRANT THORNTON LLP
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  Grant Thornton LLP

Dallas, Texas
September 12, 1995